As filed with the Securities and Exchange Commission on May 27, 2005

Registration No. 333-xxxxxx

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
Under the Securities Act of 1933

PDG Environmental, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2677298
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1386 Beulah Road,
Building 801
Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(zip code)

1990 Stock Option Plan for Non-Employee Directors
(Full Title of Plan)

John C. Regan, President
1386 Beulah Road, Building 801
Pittsburgh, PA 15235
(Name and address of agent for service)

(412) 243-3200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered	registered	share	price	registration fee

Common Stock	350,000	$1.35	$472,500	$55.61

PDG ENVIRONMENTAL, INC.
REGISTRATION STATEMENT ON FORM S-8

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

     This Registration Statement is being filed in accordance with General Instruction E to Form S-8 (“Instruction E”) for the purpose of registering 350,000 additional shares of Common Stock that may be issued under and pursuant to the terms of the Amended and Restated 1990 Stock Option Plan for Non-Employee Directors. Pursuant to Instruction E, the contents of the Registration Statements on Form S-8 No. 33-40700 are hereby incorporated herein by reference.

SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.1
Exhibit 24.1
Exhibit 24.2
Exhibit 24.3
Exhibit 24.4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on May 27, 2005.

PDG ENVIRONMENTAL, INC.

By	/s/ John C. Regan

Chairman, Chief Executive Officer
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ John C. Regan		May 27, 2005

Chairman, Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer and Director)
	By	/s/ John C. Regan

/s/ Richard A. Bendis		John C. Regan, Attorney-in-Fact
May 27, 2005
Director

	By	/s/ John C. Regan

/s/ Edwin J. Kilpela		John C. Regan, Attorney-in-Fact
May 27, 2005
Director

	By	/s/ John C. Regan

/s/ Edgar Berkey		John C. Regan, Attorney-in-Fact
May 27, 2005
Director

	By	/s/ John C. Regan

/s/ James D. Chiafullo		John C. Regan, Attorney-in-Fact
Director		May 27, 2005

EXHIBIT INDEX

5.1	Opinion of Cohen & Grigsby, LLC, counsel for the Corporation as to the legality of the securities being registered.

23.1	Consent of Parente Randolph, LLC, independent registered public accounting firm.

23.2	Consent of Cohen & Grigsby, LLC, counsel for the Corporation (Included in Exhibit 5.1)

24.1	Power of Attorney of Richard A. Bendis.

24.2	Power of Attorney of Edgar Berkey.

24.3	Power of Attorney of James D. Chiafullo.

24.4	Power of Attorney of Edwin J. Kilpela.